PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1963


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $25,000,000           Original Issue Date:   May 8, 2000

CUSIP Number:      59018S 6P4            Stated Maturity Date:  November 8, 2001


Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
| |  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
|x|  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:
      CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:            N/A          Minimum Interest Rate:    Not Applicable

Spread:                    0.270%       Maximum Interest Rate:    Not Applicable

Initial Interest Rate:     TBD          Spread Multiplier:        Not Applicable



Interest Reset Dates:      Daily,  commencing  May 8, 2000  through the maturity
                           date;   subject  to  the   following   business   day
                           convention

Interest Payment Dates:    Quarterly, on the 8th of August,  November,  February
                           and May, commencing August 8, 2000; subject to the following business day convention


Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 3, 2000